UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2015

U-VEND, INC.
(Exact name of registrant specified in its charter)

 333-165972
Commission File Number

Delaware	22-3956444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1507 7th STREET, #425
SANTA MONICA, CALIFORNIA 90401
(Address of principal executive offices)

(800) 467-1496
 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communication pursuant for Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreements.

On February 27, 2015 U-Vend, Inc. announced a multi-year, Corporate Marketing Letter Agreement (the “Agreement”) with the National Hockey League. The Agreement includes the usage of NHL® team branded marks on the Company’s ‘Puck Premium Ice Cream™ for the period commencing March 1, 2015 through June 30, 2020 in retail distributions including mass merchants, specialty shops, convenience stores and in the Company’s specialty kiosks in  North America.

The Company entered into the Agreement with NHL Enterprises, L.P, NHL Enterprises Canada, L.P. and NHL Interactive CyberEnterprises, LLC (collectively referred to as the “NHL” and the “Licensors”) and includes a retail license agreement, a corporate sponsorship and a marketing agreement.  In connection with the Agreement, the Company shall pay to the NHL a royalty payment of five percent (5%) on net sales as well as fees attributable to national advertising, promotion and corporate marketing and branding events.

The Agreement also provides for customary representations, warranties, and indemnification from the parties.

To review the terms and conditions of the Agreement, reference is hereby made to the Agreement annexed hereto as Exhibit 10.36.  All statements made herein concerning the Agreement are qualified by reference to said Exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under the Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 (Entry into a Material Definitive Agreements) are incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.36	NHL/U-Vend Corporate Marketing Letter Agreement

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

U-Vend, Inc.
By:	/s/ Raymond Meyers
Raymond Meyers, Chief Executive Officer
March 17, 2015